As filed with the Securities and Exchange Commission on or about May 31, 2001 Registration No. 33 - ______ SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM S-8 Registration Statement Under the Securities Act of 1933 [/TABLE]
UTAH 87-0267213 (State or other jurisdiction of (I.R.S Employer Ident. No.) incorporation or organization)
THE GOLD CHAIN MINING COMPANY (Exact name of small business issuer as specified in its charter)
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(801) 355-6044 (Issuer's telephone number, including area code) 1995 EMPLOYEE STOCK AWARD AND STOCK OPTION PLAN (Full title of the plan) CARLOS M. CHAVEZ, ATTORNEY AT LAW 455 EAST 400 SOUTH, SUITE 40 SALT LAKE CITY, UTAH 84111-3017
44 WEST BROADWAY, SUITE 704-S, SALT LAKE CITY, UTAH 84101 (Address of principal executive offices, including zip code)
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Title of Proposed Proposed each class maximum maximum of security Amount offering aggregate Amount of to be to be price per offering registration registered registered share price fee -------------------------------------------------------------------------- Common stock, par value $.01 per share 1,500,000 $0.01 $15,000 $______ The common stock has been listed for quotations and trading on the OTC:BB since November 2000. Between then and 1985, it did not trade on a public stock exchange. It does not have an active trading market. Therefore, in accordance with Rule 457(h) under the 1933 Securities Act, solely for the purpose of calculating the registration fee, this price is to be based upon the book value of the securities to be registered, computed as of the latest practicable date prior to the date of filing this registration statement. Because the book value for accounting is $0.0001, the par value of $0.01 has been used instead. The Exhibit Index appears on page 3 of this Registration Statement. This Registration Statement, including exhibits, contains 31 pages. Page 1 of 31 PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS ITEM 1. PLAN INFORMATION. This Registration Statement is filed with the Securities and Exchange Commission (the "SEC") for the purpose of registering shares of common stock, $0.01 par value, ("Common Stock") of the Registrant in connection with its 1995 Employee Stock Award and Stock Option Plan (the "Plan"). ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION. The Registrant advises Plan participants that the documents incorporated by reference to Item 3 of Part II, below, are available without charge. These documents are incorporated by reference to the Section 10(a) prospectus, and contain the prospectus information required by this Part I. They have been or will be delivered to employees as specified by Rule 428(b)(1). The Section 10(a) prospectus is not being filed with the SEC either as part of this Registration Statement, or as prospectuses or prospectus supplements pursuant to Rule 424. PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE. The following documents are incorporated by reference: (a) The Registrant's latest annual report on Form 10-K, filed April 16, 2001, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") containing audited financial statements for the Registrant's latest fiscal year ended December 31, 2000. (b) The Registrant's Quarterly Report on Form 10-Q, filed May 15, 2001, for the quarter ended March 31, 2001. (c) The description of the class of securities to be offered as contained in the Section 12 registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description. (d) All other reports filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to this filing, but prior to the filing of a post-effective amendment, which indicate that all securities offered have been sold or which deregister all securities then remaining unsold. Such reports shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of all such reports. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. ITEM 4. DESCRIPTION OF SECURITIES. Not Applicable. -2- Page 2 of 31 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. Counsel for the Company, Carlos M. Chavez, Esq., who has given an opinion about the legality of the securities being registered and other legal matters in connection with this registration, and who since 1995 has performed and continues to perform significant legal services for the Registrant, is a director and officer of the Company, but was not paid for such purposes as an employee or on a contingent basis, nor did or does he have or receive, in connection with this S-8 registration, a substantial or greater than 5% interest, direct or indirect, in the Registrant or its controlling shareholders, Mammoth Mining Company and Keystone Surveys, Inc., nor is he connected with the Registrant as a promoter, managing or principal underwriter, voting trustee, or employee. ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Registrant's Bylaws authorize it to indemnify, at its election, any director, officer, agent and/or employee as to those liabilities and on those terms and conditions as are specified in the Revised Utah Business Corporation Act. Further, the Registrant may purchase and maintain insurance on behalf of any such persons whether or not it would have the power to indemnify such person against the liability insured against. Indemnifying and/or insuring its officers and directors from the increasing liabilities and risks their corporate acts and omissions expose them to, could result in substantial expenditures by the Registrant, while preventing any recovery from them for losses incurred by the Registrant as a result of their actions. For that reason, the SEC has issued an advisory opinion concluding that indemnification of this type is against public policy as expressed in the Securities Act of 1933, as amended ("Securities Act"), and, therefore, is unenforceable with respect to any claim, issue, question, or matter of liability touched upon by anything within the purview of the federal securities laws and regulations. ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED. With respect to transactions in which the securities are reoffered or resold pursuant to this Registration Statement, the Registrant claims an exemption from registration under Section 4(1) and (2) of the Securities Act and under Rule 144 promulgated pursuant to that Act, in accordance with their requirements and limitations. A selling shareholder may include restricted securities in a reoffer prospectus only if he acquired them prior to the filing of this Registration Statement. A selling shareholder may include control securities in a reoffer prospectus only if he acquired or will acquire them pursuant to an employee benefit plan. ITEM 8. EXHIBITS. Copies of the following documents are being furnished as exhibits required by Item 601 of Regulation S-B, promulgated under the Securities Act and the Exchange Act. The SEC reference number refers to the exhibit table in Item 601 of Regulation S-B. EXHIBIT INDEX EXHIBIT NO. DOCUMENT DESCRIPTION ---------- ------------------------------------------------------------------ 3(i).1 Articles of Incorporation, as amended, filed as Exhibit 3.6 to Form 10, and incorporated herein by reference -3- Page 3 of 31 3(ii).1 By-Laws, as amended, filed as Exhibit 3.7 to Form 10, and incorporated herein by reference 5.1 Opinion of Carlos M. Chavez, Esq., Registrant's Counsel, Regarding Legality of Common Stock Being Registered 23.1 Consent of Counsel (included in Exhibit 5.1) 23.2 Consent of Andersen Andersen and Strong, L.C., CPA's 99.1 1995 Employee Stock Award and Stock Option Plan 99.2 Reoffer Prospectus, updated as of May 31, 2001 ITEM 9. UNDERTAKINGS. (A) RULE 415 OFFERINGS. The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement -- (i) To include any prospectus required by section 10(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information or change with respect to the plan of distribution not previously disclosed in the Registration Statement; Provided, however, that paragraphs (i) and (ii) above shall not apply if the information required by those paragraphs to be included in a post-effective amendment is contained in the periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, and those reports are incorporated by reference in the Registration Statement. (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering. (B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities being registered hereby, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. -4- Page 4 of 31 (C) SUBMIT QUESTION OF INDEMNIFICATION TO COURT OF APPROPRIATE JURISDICTION. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions set forth in Item 6 of this Part II, above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. SIGNATURES Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, in the City of Salt Lake, State of Utah, on the 31 day of May, 2001, by the duly authorized undersigned officer. REGISTRANT: THE GOLD CHAIN MINING COMPANY BY: /s/ Spenst Hansen --------------------------------------- Spenst Hansen, Chief Executive Officer Pursuant to the requirements of the Securities Act, this Registration Statement was signed below on May 31, 2001, by the following persons, in the capacities indicated. /s/ SPENST HANSEN BY ITS CHIEF EXECUTIVE OFFICER: ------------------------------------------- Spenst Hansen, President and CEO BY ITS PRINCIPAL FINANCIAL AND /s/ BLANE VAN PLETZEN ACCOUNTING OFFICER: ------------------------------------------- Blane Van Pletzen, Treasurer BY UNANIMOUS CONSENT OF ITS BOARD OF DIRECTORS: /s/ SPENST HANSEN ------------------------------------------- Spenst Hansen, Board Chairman /s/ BLANE VAN PLETZEN ------------------------------------------- Blane Van Pletzen, Director /s/ CARLOS M. CHAVEZ ------------------------------------------- Carlos M. Chavez, Director -5- Page 5 of 31 ============================================================================== EX-5.1 AND EX-23.1 TRUJILLO AND ASSOCIATES CARLOS M. CHAVEZ ATTORNEYS AT LAW Of Counsel THE EXECUTIVE BUILDING 455 EAST 400 SOUTH, SUITE 40 TELE: (801) 596-2267 SALT LAKE CITY, UTAH 84101-3017 FAX: (801) 596-2270 May 30, 2001 Board of Directors THE GOLD CHAIN MINING COMPANY 44 West Broadway Street, Suite 704-S Salt Lake City, Utah 84101 RE: Registration Statement on Form S-8 Ladies and Gentlemen: I have acted as counsel to The Gold Chain Mining Company, a Utah corporation (the 'Company'), in connection with the preparation and filing of a Registration Statement on Form S-8 (the 'Registration Statement') to be filed with the Securities and Exchange Commission on or about May 31, 2001, pertaining to the registration of securities consisting of 1,000,000 shares of the Company's common stock, $0.01 par value (the 'Shares') being registered in connection with the Company's 1995 Employee Stock Award and Option Plan, as amended (the 'Plan'). I have reviewed the Articles of Incorporation and Bylaws of the Company, the meeting minutes and resolutions of the Board of Directors and shareholders of the Company, the Form S-8 Registration Statement, the Plan, relevant prospectuses and other such documents as appropriate. As to factual matters, I have relied upon the certification supplied to me by an officer of the Company. In rendering the opinion expressed herein, I have assumed, upon reasonable investigation, the validity of all documents and the accuracy of all information supplied to me by the Company. Based upon the foregoing, I am of the opinion that when the Registration Statement becomes effective, all such Shares being registered pursuant to the Registration Statement, and all such registered Shares as they are and become issued and paid for, in accordance with the Plan, will have been duly authorized and will be legally issued, fully paid and non- assessable. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Very truly yours, /s/ Carlos M. Chavez CARLOS M. CHAVEZ, Of Counsel ATTORNEY AT LAW Page 6 of 31 ============================================================================== EX-23.2 [COMPANY LOGO] ANDERSEN ANDERSEN and STRONG, L.C. May 30, 2001 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS As independent public accountants, we hereby consent to the use and incorporation by reference in this Registration Statement on Form S-8 of our audit report dated April 16, 2001, which appears on page 29 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, of our audits of the Company's financial statements for the years ended December 31, 2000 and 1999, and the period August 19, 1907 (date of inception) to December 31, 2000, and to all references to our Firm, included in or made a part of this Form S-8 Registration Statement. /s/ ANDERSEN ANDERSEN and STRONG, L.C. Salt Lake City, Utah ------------------------------------------- May 30, 2001 Andersen Andersen and Strong, L.C. Page 7 of 31 ============================================================================== EX-99.1 THE 1995 EMPLOYEE STOCK AWARD AND STOCK OPTION PLAN ------------------------------------------ THE GOLD CHAIN MINING COMPANY 1. General Information. The 1995 Stock Award and Stock Option Plan of The Gold Chain Mining Company, as amended (the "Plan"), under which shares of stock, and options to acquire shares of stock, and/or stock appreciation rights may be granted from time to time to directors and employees of the Company, or others who contribute to the success of the Company, all on the terms and conditions set forth therein, was approved by the Company's Board of Directors on June 17, 1995, and by a majority of its Shareholders on June 17, 1995. On May 16, 2001, the Directors and a majority of the Company's Shareholders approved the First Amendment to the Plan. 2. Purpose of the Plan. The Plan is intended to aid the Company in maintaining and developing a management team, attracting qualified employees and directors capable of assuring the future success of the Company, and rewarding those individuals who have contributed to the success of the Company. It is designed to aid the Company in retaining the services of executives and employees, attracting new personnel when needed for future operations and growth, and providing such personnel with an incentive to remain employees and or/directors of the Company. The Plan encourages them to use their best efforts to promote the success of the Company's business, while at the same time provides them with an opportunity to obtain or increase a proprietary interest in the Company. It is also designed to permit the Company to reward those individuals who are not employees or directors of the Company but who are perceived by management as having contributed to the success of the Company or who are important to the continued business and ongoing operations of the Company. The above aims will be effectuated through the granting of shares of common stock of the Company, par value $.01 per share (the "Stock"), options to purchase Stock on a favorable basis ("Options"), and/or stock appreciation rights ("SARs") and other rights subject to the terms and conditions of the Plan. It is intended that the Options issued pursuant to the Plan include, where designated as such at the time of grant, Options which qualify as "incentive stock options," as that term is defined in Section 422A of the Internal Revenue Code of 1986, or any amendment or successor provision of like tenor ("Incentive Options"). The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. 3. Administration of the Plan. The Plan shall be administered by, or in accordance with the recommendation of, the Board, an option committee appointed by the Board, or by any other such committee designated by the Board. Such administrative committee ("Committee") shall consist of not less than three persons. During such time as the Company is subject to the requirements of Section 12(g) of the Exchange Act, the Plan shall be administered with respect to officers and directors of the Company by "disinterested persons," as that term is defined in Commission Rule 16b-3(e)(2)(i), promulgated under the Exchange Act, or any amendment or successor provision of similar tenor ("Disinterested Person"). The Board may remove or add members to the Committee and the Board or the remaining members of the Committee shall fill any vacancies that occur. Any director or officer of the Company may from time to time make recommendations to the Board or Committee with respect to individuals to be considered for an award under the Plan as well as the nature and amount of such award. Subject to compliance with applicable provisions of governing law, the Board or Committee may delegate administrative duties with respect to the Plan, including the authority to consider and approve awards on such terms and to such individuals as they deem proper. All awards shall be approved by a majority vote of those members of the Board or Committee, as the case may be, in attendance at a meeting at which a quorum is present. However, an award to a member of the Board or Committee shall be approved by a majority vote of the members of the Board or Committee who are Disinterested Persons. Page 8 of 31 The interpretation and construction of the terms of the Plan or any award under the Plan by the Committee or the Board shall be final and binding on all participants in the Plan absent a showing of demonstrable error. No member of the Board or any Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award. 4. Shares of Stock Subject to the Plan. A total of 1,000,000 shares of Stock may be subject to or issued under awards granted pursuant to the terms of the Plan. Any Stock subject to an Option or other right under the Plan, which Option or right for any reason expires, is terminated, or is surrendered unexercised as to such Stock, may be reserved for issuance pursuant to future awards under the Plan. If any right to acquire Stock granted under the Plan is exercised by the delivery of Stock or the relinquishment of rights to Stock, only the net shares of Stock issued (the shares of Stock issued less the shares of Stock surrendered) shall count against the total number of shares reserved for issuance under the terms of the Plan. 5. Reservation of Stock on Granting of Option. At the time of granting an Option or other right to acquire Stock under the terms of the Plan, there will be reserved for issuance on the exercise of the Option or right (subject to the provisions of Section 13 of the Plan) the number of shares of Stock subject to such Option or right. The Company may reserve authorized but unissued shares, as well as issued shares that have been reacquired by the Company. 6. Eligibility. Under the Plan, an award may be granted to employees, and to officers and directors of the Company or its subsidiaries as may be existing from time to time, and to other individuals, when deemed to be in the best interests of the Company by the Board or Committee. Such award shall be in the amount and shall have the rights and be subject to the restrictions as determined by the Board or the Committee within the general provisions of the Plan. 7. Term of Award and Certain Limitations on Right to Exercise Award. (a) Each award shall have the term established by the Board or Committee at the time the award is granted. (b) The term of the award, once it is granted, may be reduced only as provided for in the Plan or in the terms of the award. (c) Unless otherwise specifically provided by the written terms of the award, no holder or his legal representatives, legatees, or distributees will be, or shall be deemed to be, a holder of any shares subject to an award unless and until the holder exercises his right to acquire Stock and delivers the required consideration to the Company in accordance with the terms of the Plan and the provisions of the award. Unless otherwise specifically provided by the written terms of the award, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such Stock is acquired by the holder. (d) Each award granted under the Plan shall vest at such time or times and on such terms as established by the Board or Committee when granting the award. (e) If an award is granted to a director, officer, or employee of the Company and such individual is terminated or resigns from the Company within six months of such award, the unexercised portion of the award shall be null and void, and such individual shall have no further rights thereunder as of the date of such termination or resignation. (f) An award granted under the Plan may contain other provisions, including, without limitation, additional or alternate restrictions on the exercise of the award, as the Board or Committee deems advisable. (g) In no event may an award be exercised after the expiration of its term. -2- Page 9 of 31 8. Exercise Price. Except as otherwise provided in the Plan, the exercise price of each award granted under the Plan shall be equivalent to the mean of the closing bid and asked price quotations for the Stock in the over-the-counter market as quoted on the National Association of Securities Dealers Over-The-Counter Bulletin Board ("OTCBB") for the 20 trading days immediately preceding the grant date. Notwithstanding the above provision, the Committee or Board may set the exercise price of any options awarded under the Plan at any amount that is lawful and permissible under the various laws of the State of Utah and the federal securities and tax code provisions. 9. Payment of Exercise Price. The exercise of each award shall be contingent on receipt by the Company of cash, certified bank check to its order, or like consideration acceptable to the Company. However, at the discretion of the Board or Committee, the award recipient may pay the exercise price in whole or in part by delivering to the Company shares of Stock valued by the Board or Committee at the Stock's fair market value, surrendering or canceling tandem rights granted with the award, or surrendering or canceling other rights to Stock. Any consideration approved by the Company that calls for payment of the exercise price over a period greater than one year shall provide for interest (not included as part of the exercise price) that is equal to or exceeds the imputed interest provided for in Internal Revenue Code Section 483 or any amendment or successor provision of like tenor. 10. Withholding. If the grant or exercise of an award pursuant to the Plan is subject to withholding or other trust fund payment requirements of the Internal Revenue Code or applicable state or local laws, such requirements may, to the extent permitted by the terms of the award and the then governing provisions of the Internal Revenue Code, be met by the holder of the award delivering shares of Stock or canceling Options or other rights to acquire Stock, or by the Company withholding shares of Stock subject to an Option, at a fair market value for the Stock. To the extent that the holder of the award is subject to the provisions of Section 16(a) of the Exchange Act, payment of the withholding and other trust fund agreements by the foregoing methods shall be contingent upon the transaction qualifying for an exemption under Commission Rule 16b-3, promulgated pursuant to Section 16(b) of the Exchange Act, or any amendment or provision of like tenor. 11. Incentive Options. In addition to the other restrictions and provisions of the Plan and any award under the Plan, any Option granted that is intended to be an Incentive Option shall also meet these additional requirements: (a) The exercise price of an Incentive Option shall be an amount determined by the Board or Committee in accordance with the applicable provisions of the Internal Revenue Code, but in any event, not less than the Stock's fair market value on the Option grant date. (b) No Incentive Option may be granted under the Plan to any employee who owns Stock (either of record or beneficially) which constitutes more than 10% of the combined voting power of the Company or any parent or subsidiary corporation, unless (i) the exercise price is at least 110% of the Stock's fair market value on the Option grant date, and (ii) the Incentive Option by its terms is not exercisable more than ten years after such date. (c) Incentive Options may be granted only to an employee of, and only in connection with employment by, the Company or one of its subsidiaries. Notwithstanding the above, directors may be granted Incentive Options under the Plan, subject to and to the extent permitted by applicable tax statutes and regulations. -3- Page 10 of 31 (d) The aggregate fair market value at an Option grant date may not exceed $100,000 for Incentive Option Stock exercisable for the first time by an individual during a calendar year under the Plan (and other plans, if any, of the Company or its subsidiaries). (e) No Incentive Option shall be transferable other than by will or the laws of descent and distribution and shall be exercisable, during the lifetime of the optionee, only by the optionee to whom the Incentive Option is granted. (f) No SARs or other rights may be granted in tandem with an Incentive Option. (g) An employee who acquires shares of Stock pursuant to an Incentive Option granted under the Plan shall not sell, transfer or otherwise convey the Stock until a date that is more than two years from the Option grant date and more than one year from the Stock acquisition date. An employee who makes a disqualifying disposition shall notify the Company within 30 days of such transaction. (h) No Incentive Option may be exercised, unless from the date the Incentive Option was granted until within three months of such exercise, the optionee was an eligible employee of the Company as defined in the applicable provisions of the Internal Revenue Code, except that the 3-month provision shall not apply to an optionee who dies during such 3-month period. Notwithstanding the above, an Incentive Option may be exercised by an optionee within 12 months of the date the optionee ceases employment due to a "disability," as that term is defined in Internal Revenue Code Section 105(d)(4), or any amendment or successor provision of like tenor. An authorized absence or leave approved by the Board or Committee shall not be considered an interruption of employment for any purpose under the Plan. (i) All Incentive Options shall be deemed to contain such others limitations and restrictions as may be necessary to conform the Incentive Option to the requirements of Section 422 of the Internal Revenue Code and regulations promulgated thereunder, or any amendment or successor provision of like tenor. (j) The foregoing restrictions and limitations are based on the governing provisions of the Internal Revenue Code as of the adoption date of the Plan. If the Internal Revenue Code is amended to permit the qualification of an Option as an incentive stock option without one or more of the foregoing restrictions or limitations, or with modified terms of restriction or limitation, the Board or Committee may issue Incentive Options and may modify existing Incentive Options consistent with such amendments. 12. Awards to Officers and Directors. During such time as the Company is subject to the provisions of Section 12(g) of the Exchange Act, awards under the Plan to "officers," as that term is defined in Commission Rule 16a-1(f), or any amendment or successor provision of like tenor, or directors shall be made by a Committee comprised of three or more individuals, all of whom are Disinterested Persons. (a) The determination to make an award to a director and the number of shares to award shall be made by a majority vote of the Board members who are Disinterested Persons, or shall be made by a Committee comprised of three or more Disinterested Persons. (b) The determination to make an award to an officer and the number of shares to award shall be made by a majority vote of the Board members who are Disinterested Persons, or shall be made by a Committee comprised of three or more Disinterested Persons. (c) If an award is a Stock Option or other right to purchase shares at the optionee's discretion, the exercise price of the award shall be determined by the Board or Committee at an amount not less than 50% of the fair market value of the Stock on the Option grant date. -4- Page 11 of 31 (d) With respect to an award other than an Option or the right to purchase shares at the discretion of the optionee, such as a sale of restricted Stock, the consideration amount may not be less than the minimum required by applicable state law. (e) If an award is an Option or similar right, including a SAR, the award shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the life of the holder only by the holder or the holder's guardian or legal representative. (f) Any cash settlement of SARs or other rights shall be consistent with the requirements of Commission Rule 16b-3 and regulations promulgated thereunder, or any amendment or successor provision of like tenor. (g) The foregoing restrictions and limitations are based on the governing provisions of the Exchange Act and the rules and regulations promulgated thereunder as of the adoption date of the Plan. If the governing provisions are amended to permit an award to be granted pursuant to Commission Rule 16b-3, or any amendment or successor provision of like tenor, without one or more of the foregoing restrictions or limitations, or with a modification to any of the terms of any such restriction or limitation, the Board or Committee may grant an award to officers and directors and may modify an existing award in accordance with such changes, provided that such action by the Board or Committee does not disqualify any such award from treatment under the provisions of Commission Rule 16b-3 and regulations promulgated thereunder, or any amendment or successor provision of similar tenor. 13. Stock Appreciation Rights and Other Tandem Rights. The Board or Committee, at the time of granting an award under the terms of the Plan, shall have the authority to grant SARs or other tandem rights with respect to all or some of the shares of Stock covered by such award pursuant to which the holder shall have the right to surrender all or part of such award and thereby exercise the tandem rights; provided, however, that the holder shall not have such right to surrender and obtain payment during the first six months of the term of the award, except in the event of the holder's death or disability during such six-month period. Any payment under the terms of tandem rights may be made by the Company, at the discretion of the Board or Committee as set forth in the written award, in Stock (at its fair market value on the date of the notice of exercise, as determined by the Board or Committee) or in cash, or partly in Stock and partly in cash, in such amounts as the Company may determine. SARs or other tandem rights granted under the terms of this Section may be exercised only when, and only to the extent that, the holder is entitled to exercise all or a portion of the underlying award. The terms of SARs or other rights granted shall, within the provisions of the Plan, be established by the Board or Committee at the time of grant, and any rights created thereby can only be transferred in connection with the transfer of the underlying award. SARs may be exercised only at a time when the fair market value of the Stock subject to the award exceeds the exercise price of the award. 14. Dilution or Other Adjustment. In the event that the number of shares of Stock that from time to time have been issued and outstanding are increased or decreased pursuant to a stock split or a stock dividend, or by a combination or consolidation of shares, then the number of shares of Stock then covered by each outstanding Option granted hereunder shall be increased or decreased proportionately with no increase or decrease in the total purchase price of the shares then so covered, and the number of shares reserved for the purposes of the Plan shall be increased or decreased by the same proportion. In the event that the Company transfers assets to another corporation and distributes the stock of that other corporation without the surrender of Company Stock, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of Section 355 of the Internal Revenue Code or a similar section, then the total purchase price of the Stock then covered by each outstanding Option shall be reduced by an amount that bears the same ratio to total purchase price then in effect as the market value of the stock distributed in respect of the Company's Stock and the stock distributed in respect thereof. -5- Page 12 of 31 In the event that the Company distributes a subsidiary's stock to its shareholders, makes a distribution of a major portion of its assets, or otherwise distributes a significant portion of the value of its issued and outstanding Stock to its shareholders, the number of shares then subject to each outstanding award under the Plan may be adjusted in the discretion of the Board. All such adjustments shall be made by the Board, whose determination upon the same shall be final and binding on all participants under the Plan. No fractional shares shall be issued and any fractional shares resulting from the computations pursuant to this Section shall be eliminated from the respective award. No adjustment shall be made for cash dividends or the issuance to stockholders of subscription rights to additional Stock or other securities. 15. Awards to Foreign Nationals. The Board or Committee may, in order to fulfill the purposes of the Plan and without amending the Plan, grant to foreign nationals or individuals residing in foreign countries awards that contain provisions, restrictions and limitations different than those set forth in the Plan and awards made to United States residents in order to recognize international differences in law, tax policy and custom. In granting such awards, the Board or Committee shall make every effort to provide as many of the same benefits, restrictions, limitations and other provisions as granted in an award to a United States resident under the terms of the Plan. 16. Assignment. No award granted under the Plan shall be transferable other than to a family member, a trust for the benefit of the holder or a family member, a charity, or by will or the laws of descent and distribution. If any award is transferred in accordance with the provisions of this section, it cannot thereafter be transferred by the new holder, except to reconvey it to the original holder. Except as permitted by the foregoing, each award granted under the Plan and the rights and privileges thereby conferred shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. On any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the award or any right or privilege conferred thereby, contrary to the provisions hereof, or on the levy or any attachment or similar process on such rights and privileges, the award and such rights and privileges shall immediately become null and void. 17. Effect of Termination of Employment or Service. In the event that any holder is terminated or resigns from employment with the Company or a subsidiary within six months of the grant of an award, any unexercised portion of such award shall immediately become null and void and such holder shall have no further rights thereunder. In the event that any officer, director or employee of the Company or a subsidiary is terminated at any time, in the determination of the Board, for materially breaching the terms of office or employment, gross negligence in the performance of duties, substantial failure to meet written standards established by the Company for the performance of the duties of office or employment, criminal misconduct, or willful or gross misconduct in the performance of the duties of the office or employment, the Board may cancel any and all rights such individual may have in the unexercised portion of any award held at the time of termination. In all other circumstances, the award of options or other stock rights shall vest immediately upon the grant date, or at the election of the Board or Committee, or at the election of the recipient, subject to Board or Committee approval. The Board or Committee may establish other restrictions or modifications regarding the exercise of awards subsequent to the termination or resignation of an individual, that it deems appropriate at the time of granting the award. -6- Page 13 of 31 18. Listing and Registration of Shares. Each award shall be subject to the requirement that, if at any time the Board shall determine, in its sole discretion, that it is necessary or desirable to list, register or qualify the shares covered thereby on any securities exchange or under any other federal or state law, or obtain the consent or approval of any governmental agency or regulatory body as a condition of, or in connection with, the granting of such award or the issuance or purchase of shares thereunder, such award may not be exercised in whole or in part unless and until such listing, registration, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. 19. Expiration and Termination of the Plan. The Plan may be abandoned or terminated at any time by the Board except with respect to awards then outstanding under the Plan. No Incentive Options may be granted under the Plan after May 15, 2011. 20. Form of Awards. Awards granted under the Plan shall be represented by a written agreement which shall be executed by the Company and the holder and which shall contain such terms and conditions as may be determined by the Board or Committee and permitted under the terms of the Plan. Option agreements evidencing Incentive Options shall contain such terms and conditions, among others, as may be necessary in the opinion of the Board or Committee to qualify them as Incentive Options. 21. No Right of Employment. Nothing contained in the Plan or any award made pursuant to the Plan shall be construed as conferring on a director, officer or employee any right to continue or remain as a director, officer or employee, respectively, of the Company or its subsidiaries. 22. Amendment of the Plan. The Board may at any time modify and amend the Plan in any respect; provided, however, that no modification or amendment shall, without the approval of the shareholders, cause the Plan to cease compliance with the applicable provisions of the Internal Revenue Code with respect to Incentive Options, or the applicable provisions of the Exchange Act with respect to awards granted to officers and directors under Commission Rule 16b-3 and regulations promulgated thereunder, or any amendment or successor provision of similar tenor. Notwithstanding any provision to the contrary contained herein, the Plan shall be deemed to be automatically amended as necessary, with respect to the issuance of Incentive Options, to maintain compliance with the provisions of Section 422A of the Internal Revenue Code and regulations promulgated thereunder, or any amendment or successor provision of similar tenor. The Plan is not qualified under Section 401(a) of the Internal Revenue Code. -7- Page 14 of 31 ========================================================================= REOFFER PROSPECTUS THE GOLD CHAIN MINING COMPANY 1,500,000 Shares of Common Stock, par value $.01 per share issued under The 1995 Employee Stock Award and Stock Option Plan (As of May 31, 2001) THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. This ReOffer Prospectus relates to 1,000,000 Shares of common stock, $.01 par value, of The Gold Chain Mining Company ('Gold Chain' or the 'Company'), issued in relation to the Company's 1995 Employee Stock Award and Stock Option Plan, which may be offered by certain shareholders of the Company (the 'Selling Shareholders') for their own respective accounts (the 'Shares'). The Company will not receive any part of the proceeds from the sales thereof (See 'Selling Shareholders' section, below). The Selling Shareholders are affiliates of the Company. The Company has not been advised by the Selling Shareholders that there are any underwriting arrangements with respect to the sale of the Shares. The Shares will be sold from time to time in the over-the-counter market at then prevailing prices, or at prices related to then current market prices, or in private transactions at negotiated prices, and brokerage fees may be paid by the Selling Shareholders in connection therewith. The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and related fees and expenses. The Company will bear the cost of preparing and filing the registration statement and prospectuses and all filing fees and legal and accounting expenses in connection with registration under federal and state securities laws. The Company's common stock currently is traded on the OTC Bulletin Board stock exchange, under the ticker symbol: "GOCH:OB." THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE 'RISK FACTORS' INDICATED BELOW. The Date of this Reoffer Prospectus is May 31, 2001. NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS REOFFER PROSPECTUS, IN CONNECTION WITH THE OFFERING CONTAINED HEREIN, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS REOFFER PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, THE SECURITIES COVERED BY THIS REOFFER PROSPECTUS TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER DELIVERY OF THIS REOFFER PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. Page 15 of 31 TABLE OF CONTENTS AVAILABLE INFORMATION. . . . . . . . . . . . . . 3 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . 3 THE COMPANY. . . . . . . . . . . . . . . . . . . 4 RISK FACTORS. . . . . . . . . . . . . . . . . . . 8 USE OF PROCEEDS. . . . . . . . . . . . . . . . . 13 SELLING SHAREHOLDERS. . . . . . . . . . . . . . 13 PLAN OF DISTRIBUTION. . . . . . . . . . . . . . .15 DESCRIPTION OF SECURITIES. . . . . . . . . . . . 16 LEGAL MATTERS. . . . . . . . . . . . . . . . . . 17 EXPERTS. . . . . . . . . . . . . . . . . . . . ..17 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL OR AN OFFERING OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. -2- Page 16 of 31 AVAILABLE INFORMATION Gold Chain is subject to the informational requirements of the Securities Exchange Act of 1934 (the 'Exchange Act') and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the 'Commission'). Such reports, statements and other information may be inspected at and copies of such material may be obtained (at prescribed rates) from the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC 20549 (telephone: 1-800-SEC-0330), and at certain of its regional offices: at 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, CA 90036-3648; 219 South Dearborn Street, Chicago, IL 60604; and 75 Park Place, 14th Floor, New York, NY 10007; or may be electronically retrieved through the 'Edgar' system administered by the Commission, and accessible at http://edgar.sec.gov. This Reoffer Prospectus, which constitutes an exhibit to the registration statement filed by the Company with the Commission under the Securities Act, as amended (the 'Registration Statement'), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Shares offered hereby. Statements contained herein concerning document provisions are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement, or otherwise filed with the Commission. Such statements are qualified in their entirety by such reference. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE The following documents are incorporated by reference: (a) The Registrant's latest annual report on Form 10-K, filed April 16, 2001, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") containing audited financial statements for the Registrant's latest fiscal year ended December 31, 2000. (b) The Registrant's Quarterly Report on Form 10-Q, filed May 15, 2001, for the quarter ended March 31, 2001. (c) The description of the class of securities to be offered as contained in the Section 12 registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description. (d) All other reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicate that all securities offered have been sold or that deregister all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of all such reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Reoffer Prospectus. -3- Page 17 of 31 The Company undertakes to provide without charge to each person, including any beneficial owner, to whom this Reoffer Prospectus is delivered, upon written or oral request by such person, a copy of any document referred to above which has been or may be incorporated herein by reference in this Reoffer Prospectus, other than exhibits to such documents not specifically incorporated by reference. Such written or oral request should be directed to the Corporate Secretary of the Company and may be transmitted by any of the following means: MAIL/COURIER - 44 West Broadway Street, Suite 704-S, Salt Lake City, UT 84101; FAX - 801/355-6044; or E-MAIL - xyzmining@mailcity.com. For further information, please refer to the Registration Statement. Each person holding an option under the Plan will be provided with copies of all reports, proxy statements and other communications generally distributed to Gold Chain shareholders. THE COMPANY BACKGROUND. THE GOLD CHAIN MINING COMPANY ("Gold Chain," the "Company" or "Registrant"), organized on August 19, 1907, is a U.S. mineral resource company registered, from inception, as a Utah corporation. Located within the historic Tintic Mining District (organized on December 13, 1869) in Juab County, Gold Chain was part of a once-thriving mining district with worldwide acclaim. The Tintic Mining District was listed in the National Register of Historic Places in 1979. Gold Chain, a subsidiary of Mammoth Mining Company ("Mammoth"), a Nevada corporation, is authorized to conduct business in Utah. Mammoth currently owns, at the time of this filing, approximately 37 percent (37%) of the total amount of issued and outstanding shares of Gold Chain common stock ("Gold Chain Common Shares"). Neither Gold Chain nor Mammoth is, or has been, involved in any bankruptcy, receivership or similar proceeding; and, other than in the ordinary course of business, there has been no material reclassification, consolidation, merger, or purchase or sale of a significant amount of assets, of either company. EXECUTIVE OFFICES. Gold Chain's Executive Offices, together with its Corporate Research Facility and Geological Library, are located in Mammoth Town, Utah. SUBSIDIARIES AND RELATED COMPANIES. Gold Chain does NOT have any subsidiaries. TRADING AND REPORTING HISTORY. Gold Chain's common stock was listed on the Intermountain Stock Exchange from 1908 and filed annual reports with that exchange until it closed in 1985. Following passage of the Securities Act of 1933, as amended (the "1933 Act"), and the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Company also reported to the SEC. Gold Chain ceased filing periodic reports with the SEC in 1985, but has continued filing annual reports with the Utah Department of Commerce, Corporation Division. Gold Chain is currently listed on the OTCBB and trades under the symbol GOCH.OB. JOINT VENTURES. The Company has neither entered into, nor participates in, any joint venture arrangements. RECENT CHANGES IN OWNERSHIP. In February, 1994, the Jefferson-Pacific Corp., a closely-held Washington corporation ("Jefferson-Pacific"), purchased a little over Eighty percent (80%) of Mammoth's then issued and outstanding shares of common stock from the Samuel McIntyre Investment Company and several persons with large shareholdings in Mammoth. Jefferson-Pacific also purchased approximately Two percent (2%) of the then-issued and outstanding Gold Chain Common Shares. At the time of that purchase Mammoth owned approximately Sixty One percent(61%) of the Gold Chain Common Shares. Thus, by purchasing Eighty percent (80%) of Mammoth's common stock, Jefferson-Pacific also gained majority control of Gold Chain Common Shares. -4- Page 18 of 31 In September, 1994, the Jefferson-Pacific shareholders completed a plan of reorganization and share exchange with Centurion Mines Corporation, a Utah corporation ("Centurion"), that was reorganized in February 1998 as Grand Central Silver Mines, Inc. ("Grand Central", Nasdaq SmallCap: "GSLM"). The share exchange resulted in Centurion/Grand Central owning the Eighty percent (80%) control block of Mammoth common shares and majority control of Gold Chain Common Shares, including ownership of the Two percent (2%) of Gold Chain Common Shares. Mammoth and Gold Chain became subsidiaries of Centurion/Grand Central, and their financial data was fully consolidated into the financial statements of Centurion/Grand Central. In April, 1998, Grand Central filed a lawsuit against Mr. Spenst Hansen ("Hansen"), Keystone Surveys, Inc., a closely-held Utah corporation controlled by Hansen ("Keystone"), and three other closely-held Utah corporations controlled by Hansen (Hansen, Keystone and the three corporations are referred to, collectively, as the "Hansen Parties"). Hansen had been a director and executive officer of Centurion from its incorporation in June 1984 until his retirement in February 1998, and has been a Director of Gold Chain and Mammoth since April 1995, and their President and Board Chairman since June 1997. Grand Central's causes of action alleged breach of contract, breach of fiduciary duties and securities violations, which the Hansen Parties denied. In July 1998, Grand Central settled the lawsuit, which occurred before the Hansen Parties had filed their answer and counterclaim. The Hansen Parties would have alleged serious fiduciary and contractual breaches and numerous violations of federal and state corporate and securities laws against Grand Central and certain members of its newly reorganized management. The settlement resulted in the dismissal, with prejudice, of all of Grand Central's causes of action against the Hansen Parties, without any admission or finding of wrongdoing by any of the parties. In settling the lawsuit, Grand Central, as successor to Centurion, subsequently transferred to Hansen its Eighty percent (80%) control block of Mammoth common shares and all of the Gold Chain Common Shares it then owned or had acquired, and also transferred all of the patented mining claims it owned in the Tintic Mining district (Juab County, Utah) to Keystone. In exchange, the Hansen Parties gave cash and transferred shares of Grand Central common stock owned by the Hansen Parties to Grand Central. As a result of this settlement, Hansen gained control of Mammoth's ownership of a majority control block of the Gold Chain Common Shares. RECENT PROPERTY PURCHASE. On June 21, 1999, the Company's Board of Directors authorized the purchase, from Keystone, of nine (9) additional patented mining claims located in the Tintic Mining district. In exchange for the nine (9) patented mining claims, the Board approved the issuance of 600,000 shares of the Company's Common Shares. This transaction, not negotiated with care to avoid being over-reached or imposed upon (arms-length),reduced Mammoth's ownership of Gold Chain stock to Thirty Seven percent (37%) and gave Keystone control of almost Thirty Four percent (34%) of Gold Chain's Common Shares. Mammoth and Keystone, which are both controlled by Hansen, together own almost Seventy One percent (71%) of the Gold Chain Common Shares. Hansen continues to serve as Gold Chain's President and Chairman of its Board of Directors. -5- Page 19 of 31 PATENTS, TRADEMARKS, LICENSES, FRANCHISES. Gold Chain does NOT own any patents, trademarks, licenses, franchises, or concessions, except for patented mining claims granted by the government and private land owners. LONG-TERM GOAL AND OBJECTIVES. Gold Chain's long-term business goal is focused on advancing the exploration, development and mining potential of the mining properties it owns. The Company's intermediate objectives for funding and advancing this goal are two-fold: First, it seeks to re-establish itself as an active business operation. Second, it will seek to obtain capital funds, preferably from equity investment sources, but also by participation in joint business arrangements. At present, the Company is focused on accomplishing the first of these intermediate objectives. When that objective nears completion, Management will then be able to more specifically determine the necessary short-term plans and strategies best suited to accomplishing the second of its intermediate objectives. In this method, the Company expects, ultimately, to achieve its long-term goal of creating an on-going source of positive cash-flow from mineral development, exploration and mining. BUSINESS PLAN. Management continues to develop its business plan, if justified, to resume mineral exploration and development of the Company's mineral properties. To finance these activities, the Company may seek to receive income through property sales, or through a joint venture, or other form of business arrangement with a larger and better capitalized mining company. As the Company is organized for the purpose of "... transacting any lawful act or activity for which corporations may be organized under the Utah Revised Business Corporation Act (Restated Articles of Incorporation, ARTICLE II - PURPOSE)", the Company may or may not entertain potential merger candidates who are NOT engaged in the business of mineral exploration and / or mining. While the Company should be considered a viable Development Stage Company, in the event the Company does successfully acquire or merge with an operating business opportunity, it is likely that the Company's present shareholders will experience substantial dilution and there is the further possibility of a change in control of the Company. Any target acquisition or merger candidate of the Company will become subject to the same reporting requirements as the Company upon consummation of any such business combination. Thus, in the event that the Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years or, in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate. If warranted by future events, Gold Chain may or may not explore and develop its properties on its own account. However, the Company does not contemplate expanding its mining operations outside the United States of America. CURRENT DEVELOPMENTS. Gold Chain is a viable development stage company. While it is an active Utah corporation in good standing with the State of Utah, the Company is NOT currently entertaining a potential merger or acquisition transaction under discussion with any other entity. Nonetheless, the Board of Directors has determined that the best interests of the Company and its shareholders will be served by filing this registration statement with the SEC on a voluntary basis, and subsequently filing periodic reports and other forms with the SEC. -6- Page 20 of 31 As a result of filing this and other registration statements, the Company obligates itself to continue to file with the Commission certain interim and periodic reports, including an annual report containing audited financial statements. The Company intends to continue to voluntarily file these periodic reports under the Exchange Act even if its obligation to file such reports is suspended under applicable provisions of the Exchange Act. SEASONABILITY. Gold Chain's business is generally not seasonal in nature except to the extent that weather conditions at certain times of the year may affect access to some of its properties at higher elevations. NUMBER OF EMPLOYEES. At present, Gold Chain does NOT have any paid employees. Should it succeed in obtaining working capital, the Company intends to contract for the services of 1 or 2 part-time employees, and may also enter into contractual arrangements with 1 or more consultants. Gold Chain may or may not contract with additional employees or consultants from time to time, depending upon the circumstances of its operations. Any consultants retained by the Company are considered independent contractors. SECURITIES ISSUANCES. The Company's Articles of Incorporation authorize it to issue up to ten million (10,000,000) shares. During fiscal 2000, the Company issued a total of 1,055,524 shares. GOVERNMENT REGULATION OF ENVIRONMENTAL CONCERNS. Gold Chain remains committed to complying with various federal, state and local provisions that regulate the discharge of materials into the environment and govern the conduct of mining activities for the protection of the environment. To its knowledge, the Company was in full compliance with these environmental regulations during fiscal 2000 and intends to continue to fully comply in fiscal 2001. Gold Chain is neither listed on any know environmental cleanup roster, nor is Gold Chain listed as a "superfund" site. To fulfill its environmental compliance obligations, Gold Chain must attend to the complex requirements of laws encompassing jurisdictional authority over matters affecting land, mineral rights and/or the surface under which mining activities are proposed. Such compliance may materially affect Gold Chain's capital expenditures, earnings and competitive position in the following general areas: 1) surface impact, 2) water acquisition, 3) site access, 4) reclamation, 5) wildlife preservation, and 6) permit and license qualification. To date, compliance has not had a material financial effect on Gold Chain because its activities have not had a material and significant impact on the environment. As the Company becomes more active on its properties, however, it is reasonable to expect that compliance with environmental regulations could substantially increase in cost. Such future compliance could include performing feasibility studies on the surface impact of the Company's proposed operations; minimizing surface impact, water treatment and protection; reclamation activities including rehabilitation of various sites; and on-going efforts at alleviating the mining impact on wildlife. Moreover, governmental agencies may require permits or bonds from year to year to ensure the Company's compliance with applicable regulations. During fiscal 2000, Gold Chain did not engage in any activity that would have required, and no governmental agency required, it to obtain any permits or bonds, or otherwise cause the Company to expend any funds to comply with any material environmental regulation. Moreover, the Company does not anticipate that any reclamation bonding will be required during fiscal 2001, or in the reasonably foreseeable future. -7- Page 21 of 31 Gold Chain does NOT anticipate any material capital expenditures for environmental control facilities during fiscal 2001. The cost of future compliance affecting the Company's mineral properties may depend upon the extent and type of exploration and testing required. There can be no assurance, however, that Gold Chain will be able to comply with all requirements imposed on any such future development, or that it will be able to economically operate or pursue exploration and development activities under future regulatory provisions. RISK FACTORS Investment in Gold Chain's securities should be considered highly speculative. The Company has no recent operating history and is subject to all of the risks inherent in developing a business enterprise. The Company needs additional capital and has NO revenues. There exist, or may exist, non-arms length transactions with related parties that at times may or may not involve conflicts of interest. Furthermore, it should be carefully noted that Gold Chain does NOT anticipate paying any dividends on its common stock. In brief, the Company's securities involve a high degree of risk. The reader is cautioned, therefore, to carefully read this registration statement in its entirety and to seriously consider all of the factors and financial data that are disclosed here, in particular, the specific risk factors described below. RISK FACTORS RELATED TO COMPANY 1. RECENT STATUS AS A NON-REPORTING, NON-TRADED PUBLIC COMPANY. Gold Chain obligated itself as a fully reporting company with its submission of FORM 10SB12G on Aug 9, 1999, Commission File Number: 1-1767. The uncertain likelihood that its business and a market for its securities will be successful must be considered in light of the potential difficulties, complications, problems, expenses and / or delays frequently encountered in connection with a new business in general. These same factors may be compounded by even greater risks, particularly those characteristic of a speculative industry like mining exploration and development, and may be adversely affected by the competition in the industry and the strict regulatory environment in which Gold Chain will operate. 2. EXPLORATION (DEVELOPMENT STAGE) COMPANY. Mineral exploration (particularly gold and silver), is highly speculative in nature, is frequently nonproductive, and involves many risks, often greater than those involved in the actual mining of mineralization. Such risks may be considerable and may add unexpected expenditures or delays in the Company's plans. There can be no assurance that Gold Chain's mineral exploration activities will be successful or profitable. Even if mineralization is discovered, it may take a number of years from the initial phase of drilling until production is possible, during which time the economic feasibility of production may change. Furthermore, there can be no assurance that a determination of economic feasibility will apply over time because it is based partly on assumptions and factors that are subject to fluctuation and uncertainty, such as, for example, metal prices, production costs, and the actual quantity and grade of ore recoverable. -8- Page 22 of 31 3. AUDITOR'S GOING CONCERN OPINION. Gold Chain's management has reactivated the Company and is voluntarily registering its common stock with the SEC to make Gold Chain more attractive to potential investors. Management believes that being a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), could provide a prospective merger or acquisition candidate with additional information concerning the Company. In addition, Management believes that this might make the company more attractive to an operating business opportunity as a potential business combination candidate. However, the Company cannot provide any assurances that it will obtain future capital, or if so, that the amount raised will be sufficient to establish the Company as a going concern. 4. ACCUMULATED NET LOSS; NOMINAL WORKING CAPITAL. Gold Chain has NOT commenced significant business operations as of the date of this filing. The Company remains in the development stage. Accumulated deficits and the potential for future deficits in working capital are losses that are expected to continue in to the foreseeable future because the Company's operations are subject to numerous risks that are associated with a development stage company in the mining industry. 5. LACK OF REVENUE. Gold Chain needs additional capital but currently has no revenues. Substantial expenditures are required to establish ore reserves through drilling, to determine metallurgical processes to extract the mineralization from the ore and, in the case of new properties, to construct mining and processing facilities. The Company lacks a constant and continual flow of revenue. Currently, Gold Chain does NOT have royalty interests in any mining production or properties. There is no assurance that the Company will obtain any such royalty interests, or that if so, it will receive any royalty payments, or that it will otherwise receive adequate funding to be able to finance its exploration and development activities. Further, Gold Chain intends to seek revenue sources on an on-going basis, but there can be no assurance that such sources can be found, or that if available, the terms of such financing will be commercially acceptable. This lack of consistent revenue detrimentally affects the Company's progress because it needs additional capital to fund business development and exploration and development operations, and to acquire additional mineral properties, if warranted. 6. REGULATORY CONCERNS. Environmental and other government regulations at the federal, state and local level pertaining to the Company's business and properties may include: (a) surface impact; (b) water acquisition; (c) site access; (d) reclamation; (e) wildlife preservation; (f) licenses and permits; and, (e) maintaining the fees for unpatented mining claims. See "Government Regulation of Environmental Concerns," above. 7. RETENTION AND ATTRACTION OF KEY PERSONNEL. Gold Chain's success will depend, in large part, on its ability to retain and attract highly qualified personnel, and to provide them with competitive compensation arrangements, equity participation and other benefits. There is no assurance that the Company will be successful in retaining or attracting highly qualified individuals in key management positions. 8. RELIANCE UPON DIRECTORS AND OFFICERS. At present, Gold Chain is wholly dependent upon the personal efforts and abilities of its officers and directors, who exercise control over its day-to-day affairs. There can be no assurance as to the volume of business, if any, that the Company may succeed in obtaining, nor that its proposed operations will prove to be profitable. 9. OFFICERS AND DIRECTORS INDEMNIFICATION FOR SECURITIES LIABILITIES. Gold Chain's Articles of Incorporation and Bylaws provide that it may indemnify any Director, Officer, agent and/or employee against certain liabilities as specified in the Revised Utah Business Corporation Act. Also, the Company may purchase and maintain insurance on behalf of any such person whether or not it would have the power to indemnify that person against the liability insured against. The foregoing indemnification could result in substantial expenditures by the Company and prevent any monetary recovery from such Officers, Directors, agents and employees for losses incurred by the Company as a result of their actions. It is the Company's understanding that, in the opinion of the SEC, indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable with respect to any claim, issue, question, or matter of liability touched upon by the federal securities laws and regulations. -9- Page 23 of 31 10. NO DIVIDENDS. Holders of the Company's common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available for that purpose. To date, Gold Chain has NOT paid any cash dividends. The Board does NOT intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations. Even if the Board desired to declare any dividends, the Company's ability to do so would very likely be restricted because the Company is seeking outside financing and most financing covenants prohibit such declarations. 11. PREEMPTIVE RIGHTS, CUMULATIVE VOTING AND CONTROL. In accordance with the Company's Articles of Incorporation and Bylaws and the laws of Utah, there are no preemptive rights in connection with Gold Chain's Common Stock. There can be no assurance that Gold Chain shareholders might not be further diluted in their percentage ownership of the Company's stock in the event additional shares were to be issued by Gold Chain in the future. Moreover, cumulative voting in electing Directors is NOT provided for. Accordingly, the holder(s) of a majority of the Company's outstanding shares, present in person or by proxy, will be able to elect all of its Directors. See the section entitled "Description of Securities," at page 24. 12. VOTING CONTROL OWNED BY ENTITIES THAT ARE CONTROLLED BY ONE PERSON. As of the date of this filing, Mammoth Mining Company owns approximately 37 percent (37%) of the Company's outstanding common stock, and Keystone Surveys, Inc., owns approximately 34 percent (34%). Mr. Spenst Hansen, an executive officer and director of the Company, owns the closely-held Keystone, and holds greater than 80 percent (80%) of Mammoth's outstanding common stock. This control gives Mr. Hansen the ability to elect all of Gold Chain's directors, who in turn elect all executive officers, potentially without regard to the votes of all other stockholders. 13. MARKET FOR COMMON STOCK; MARKET FOR SHARES. The Company is currently listed on the OTC Bulletin Board, administered by the National Association of Securities Dealers, Inc. ("NASD")under the trading symbol: GOCH.OB The market and price for shares of the Company's common stock is likely to be extremely volatile. Numerous other factors beyond the Company's control may have significant impact, from time to time, on its common stock, with adverse consequences. For example, stock markets generally experience extreme price and volume fluctuations that can, and do, greatly affect the stock trading of "small capital" companies such as Gold Chain. These fluctuations often are unrelated to the operating performance of those companies. Further, in conjunction with changes in other economic and political conditions, all such factors and uncertainties may adversely affect the market for and price of the Company's common stock. 14. RISKS OF PENNY STOCK. The Company's common stock is considered to be a "penny stock" because it meets one or more of the definitions in SEC Rule 3a51-1: (i) it has a price less than five dollars per share; (ii) it is NOT traded on a recognized" national exchange; (iii) it is NOT quoted on the NASD's automated quotation system (NASDAQ), or even if so, has a price less than five dollars per share; OR (iv) is issued by a company with net tangible assets less than $2,000,000, if in business more than three years continuously, or $5,000,000, if in business less than continuous three years, or with average revenues of less than $6,000,000 for the past three years. At such time as the Company meets the relevant requirements, it may attempt to qualify for listing on either NASDAQ or a national securities exchange, but there can be no assurance of this. -10- Page 24 of 31 15. BROKER-DEALER REQUIREMENTS MAY AFFECT TRADING. Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rule 15g-2 of the Securities and Exchange Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock." Moreover, Rule 15g-9 of the Securities and Exchange Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common stock to resell their shares to third parties or to otherwise dispose of them. 16. PUBLIC, NON-AFFILIATE SHAREHOLDERS WILL SUFFER THE GREATEST LOSSES IF THE COMPANY IS UNSUCCESSFUL. If Gold Chain's future operations are successful, the present shareholders who are not affiliates of the Company could realize benefits from Gold Chain's growth. However, if the Company's future operations are unsuccessful, persons who purchase its securities by means of a subsequent registration to sell securities, or other type of public or private offering, likely will sustain the principal loss of their cash investment. 17. POTENTIAL FUTURE SALES PURSUANT TO RULE 144. At December 31,2000 there were issued and outstanding approximately 2,130,308 shares of the Company's common stock, of which 1,860,524.00 are "restricted securities," as that term is defined in Rule 144 promulgated under the 1933 Act. In general under Rule 144 a person (or persons whose shares are aggregated) who has satisfied a one (1) year holding period, may sell within any three month period, an amount of shares which does not exceed the greater of One percent (1%) of the then outstanding shares of common stock, or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, under certain circumstances, without any quantity limitation, by persons who are not affiliates of Registrant and who have beneficially owned the shares for a minimum period of two (2) years. Hence, the possible sale of those restricted shares may, in the future, dilute the percentage of free-trading shares held by a shareholder or subsequent purchaser of these securities, and may have a depressive effect on the price of the Registrant's securities. Further, such sales, if substantial, might also adversely effect Registrant's ability to raise additional equity capital. RISK FACTORS RELATED TO COMPANY'S PROPERTY 18. REALIZATION OF INVESTMENTS IN MINERAL PROPERTIES AND ADDITIONAL CAPITAL NEEDS. The ultimate realization of Gold Chain's investment in mineral properties is dependent upon, among other factors, the success of future property sales, the existence of economically recoverable reserves, the ability of the Company to obtain financing or make other arrangements for development, and upon the profitability of prospective production. -11- Page 25 of 31 There presently exists uncertainty and no assurances regarding the Company's expectation of acquiring sufficient funds to finance its operations for fiscal 2000 and beyond. Gold Chain does NOT have sufficient capital of its own to implement a full-fledged business development plan or finance its intended operations, let alone to explore and develop its mineral properties. There can be no assurance that the Company will be successful in obtaining the required funds to finance its long-term capital needs. 19. ABSENCE OF RECENT MINING ACTIVITY. There has been no significant mining activities on these properties recently, except for limited exploration and development work. After Centurion, no other mining company or entity has made any offer to purchase, lease, or engage in any other transaction, such as a joint venture, with respect to Gold Chain's property. Although the Company incurs only nominal expense to preserve its ownership and maintain its property, it receives from them no revenue or other income for that purpose. 20. UNCERTAINTY OF DEMAND FOR TINTIC-TYPE, OXIDIZED ORE. Due to the development of modern hydrometallurgical processes, the absence of suitable smelters, and the availability of more cost-effective techniques, it is uncertain what the future level of demand will be for the type of oxidized mineralization present on the Company's properties. Also, the amount it could cost to reopen and finance a mining operation is likely to be dependent upon several factors. These include: acceptable price levels of the relevant metals; milling and smelting availability; fluctuations in market demand over time; extent of competition with other companies; availability of acceptable construction costs; availability of acceptable labor costs; feasibility of obtaining economical housing facilities; manageable equipment costs; realistic capital costs; and the acceptability of other price and cost variables. 21. RELIANCE UPON ESTIMATES AND ASSUMPTIONS. Exploration stage mining companies use the evaluation work of professional geologists, geophysicists, and engineers to make estimates in determining whether to acquire an interest in property, or to commence exploration and development work. These estimates generally rely on scientific and economic assumptions, and in some instances may not be correct. The economic viability of a property cannot be determined until extensive exploration and development work has been conducted and a comprehensive feasibility study performed. That could result in the expenditure of substantial amounts of money on a property before it even can be determined whether or not the property contains economically recoverable mineralization. No feasibility studies have been performed on Gold Chain's properties because they yet require considerable exploration and development work. Moreover, market prices of minerals produced are subject to fluctuation, which may adversely affect the economic viability of properties on which expenditures have been made. The Company is not able to presently determine whether or not, or the extent to which, such risks may adversely affect its strategy and business plan. 22. UNCERTAINTY OF TOPOGRAPHICAL EFFECT ON EXPLORATION. The Company's properties are located in mountainous terrain. Because the surface of the land has a topographic relief of over 800 feet, any ruggedness in the overlying area could affect the location of drilling sites and shafts, as well as the construction of industrial facilities. It also could require that additional development or drilling on the property be accessed below ground. These outcomes are uncertain at present, and the Company cannot provide assurances that they will not have a materially adverse effect on the ability of the Company or a business partner to conduct mining activities. 23. UNCERTAIN CONDITION OF MINE WORKINGS. There are no surface mine shafts or usable headframes on the Company's property. Moreover, the underground workings have been inactive for many years due to the absence of significant exploration, development and production activities on Gold Chain's properties since the 1930's. There are tunnels with portals, however, that could be reconditioned for later use to gain underground access to the workings for renewed development and exploration on the Company's property. Considerable cost would be incurred to recondition shafts, drifts, tunnels, winces and other workings, as well as to re-equip hoisting bases and framework. It is uncertain whether and to what extent the workings themselves, as well as any rehabilitation of them, could expose the Company to environmental and safety concerns. If so, remediating these concerns could require expending an uncertain amount of funds to render the workings safe, acceptable, and environmentally sound. -12- Page 26 of 31 OTHER BUSINESS RISK FACTORS 24. COMPETITIVE CONDITIONS IN THE INDUSTRY. Mining companies compete to obtain favorable mining properties and to evaluate exploration prospects for drilling, exploration, development, and mining. Gold Chain faces competition from certain other similarly situated junior mining companies in connection with the acquisition of properties capable of profitably producing gold, silver, copper and other mineralization. However, the Company is unable to ascertain the exact number of competitor companies, or whether or when such competitors competitive positions could improve. Thus, Gold Chain may be unable to acquire or develop attractive mining properties on terms acceptable to Management. Accordingly, there can be no assurance that such competition, although customary in the mining industry, will not result in delays, increased costs, or other types of adverse consequences affecting Gold Chain, nor that Gold Chain programs will yield commercially mineable reserves. USE OF PROCEEDS The Shares have been or will be issued to the Selling Shareholders as awards under the Plan. Pursuant to the Registration Statement, the Selling Shareholders may offer their Shares for their own respective accounts and the Company will not receive any part of the proceeds from the sale thereof. SELLING SHAREHOLDERS The Selling Shareholders are officers and directors of the Company and other shareholders, such as consultants and advisors who are eligible to receive Shares pursuant to awards made under the Plan. These include shareholders who own 5% or more of the outstanding Shares of the Company ('Principal Shareholders'). As of the date of this Reoffer Prospectus, awards of the Shares and options to acquire Shares have been made under the Plan to the following Principal Shareholders, officers and directors: PRINCIPAL SHAREHOLDERS AUTHORIZED ISSUED (footnotes) ------------------------- ------------ ------------ ----------- Spenst M. Hansen 300,000 115,000 (1) Salt Lake City, Utah Keystone Surveys, Inc. 265,000 70,000 (2) Salt Lake City, Utah OFFICERS AND DIRECTORS AUTHORIZED ISSUED (footnotes) ------------------------- ------------ ------------ ----------- Spenst M. Hansen -see above- -see above- Blane Van Pletzen 135,000 35,000 (3) Carlos M. Chavez 185,000 85,000 (4) Elizabeth Knowlton 35,000 35,000 (5) Randy Sutherland 30,000 30,000 (6) AUTHORIZED (RESERVED) 50,000 -- (7) OTHERS AUTHORIZED ISSUED (footnotes) ------------------------- ------------ ------------ ----------- AUTHORIZED (RESERVED) 500,000 -- (8) TOTALS: 1,500,000 370,000 ========================= ============ ============ -13- Page 27 of 31 (1) Represents an initial grant to MR. HANSEN of 15,000 shares for each of the 3 quarters between January 1 and September 30, 1998, and an authorized award to grant 15,000 shares for each of the 17 quarters between October 1, 1998 and December 31, 2002, as partial compensation for his service as a director, officer and CEO of the Company. The amount issued to date, 115,000 shares, consists of 10,000 shares from the initial grant of 45,000 shares, plus 105,000 shares accrued under the 15,000 share quarterly award for his services during the 7 quarters between October 1, 1998 and June 30, 2000. To date, Mr. Hansen has accrued an additional amount of 95,000 unissued shares that have or will have vested within the next 60 days, consisting of 35,000 shares remaining to be issued from the initial grant of 45,000 shares, and 60,000 shares for service during the 4 quarters between July 1, 2000 and June 30, 2001. Thus, of the total authorized amount of 300,000 shares, 210,000 are deemed to be vested and 90,000 shares are not vested as of the date of this filing. (2) Represents an authorized award to grant Keystone Surveys 5,000 shares per month for the 53 months between August 1, 1998 and December 31, 2002, in lieu of rental payment for the Company's use of office space, equipment and other related general and administrative expenses. To date, 70,000 shares have been issued as rental compensation for the 14 months between August 1, 1998 and September 30, 1999. Keystone Surveys has accrued an additional 105,000 unissued shares that have or will have vested within the next 60 days, for the 21 months between October 1, 1999 and June 30, 2001. Thus, of the total authorized amount of 265,000 shares, 175,000 are deemed to be vested and 90,000 shares are not vested as of the date of this filing. (3) Represents an initial grant to MR. VAN PLETZEN of 5,000 shares for each of the 7 quarters between October 1, 1998 and June 30, 2000, and an authorized award to grant 10,000 shares for each of the 10 quarters between July 1, 2000, and December 31, 2002, as partial compensation for his service as a director and officer of the Company. To date, Mr. Van Pletzen has received the initial grant of 35,000 shares and has accrued an additional 40,000 unissued shares that have or will have vested within the next 60 days, for his services during the 4 quarters between July 1, 2000 and June 30, 2001. Thus, of the total authorized amount of 135,000 shares, 75,000 are deemed to be vested and 60,000 shares are not vested as of the date of this filing. (4) Represents an initial grant to MR. CHAVEZ of 5,000 shares for each of the 3 quarters between January 1 and September 30, 1998, and an authorized award to grant 10,000 shares for each of the 17 quarters between October 1, 1998 and December 31, 2002, as partial compensation for service as a director and officer of the Company. The amount issued to date, 85,000 shares, consists of the initial grant of 15,000 shares, plus 70,000 shares accrued under the 10,000 share quarterly award for his services during the 7 quarters between October 1, 1998 and June 30, 2000. To date, Mr. Chavez has accrued an additional amount of 40,000 unissued shares that have or will have vested within the next 60 days for service during the 4 quarters between July 1, 2000 and June 30, 2001. Thus, of the total authorized amount of 185,000 shares, 125,000 are deemed to be vested and 60,000 shares are not vested as of the date of this filing. (5) Represents an initial grant to MR. SUTHERLAND of 5,000 shares for each of the 6 quarters between January 1, 1999 and June 30, 2000, as partial compensation for his service as an officer of the Company. Mr. Sutherland is no longer a Company officer. He has not accrued any additional shares that have or will have vested within the next 60 days. The 30,000 shares issued to date is the total amount that are deemed to be vested, and as of the date of this filing no additional amount of shares is authorized. (6) Represents an initial grant to MS. KNOWLTON of 5,000 shares for each of the 7 quarters between October 1, 1998 and June 30, 2000, as partial compensation for her service as an officer of the Company. Ms. Knowlton is no longer a Company officer. She has not accrued any additional shares that have or will have vested within the next 60 days. The 35,000 shares issued to date is the total amount that are deemed to be vested, and as of the date of this filing no additional amount of shares is authorized. -14- Page 28 of 31 28 (7) The Company has authorized 50,000 shares, which may be awarded before December 31, 2002, that are reserved in the event additional officers or directors are elected or appointed. (8) The Company has authorized 500,000 shares, which may be awarded before December 31, 2002, that are reserved for use in compensating consultants and advisors under the Plan, or which the Committee or Board may grant at its sole discretion in any lawful and permissible awards made under the Plan. As further awards of the Shares and options to acquire the Shares under the Plan are made to Selling Shareholders and as Principal Shareholders acquire Shares upon the exercise of stock options awarded under the plan, this Reoffer Prospectus shall be updated to reflect those awards. As of the date of this Reoffer Prospectus, the officers and directors of the Company and the other Principal Shareholders are those persons listed in the Company's Annual Report on Form 10-K, as amended, for the period ended December 31, 2000, on file with the Commission. PLAN OF DISTRIBUTION The Shares may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold in one or more of the following ways: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Reoffer Prospectus. (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be 'underwriters' within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Reoffer Prospectus. (d) private transactions at a negotiated price. Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Act, disclosing (i) the name of each such Selling Shareholder and of the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which such Shares will be sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealers(s), where applicable, (v) the nature of the investigation conducted by the broker-dealer(s) to verify the information set out or incorporated by reference in this Reoffer Prospectus and (vi) other facts material to the transaction. -15- Page 29 of 31 29 The Selling Shareholders will be subject to anti-fraud and anti-market manipulation rules under the Exchange Act in connection with this offering. Rules 10b-2, 10b-6 and 10b-7, among others, effectively prohibit the Selling Shareholders from purchasing the Company's common stock while the Shares are being offered pursuant to this Reoffer Prospectus. The Company has agreed to indemnify the Selling Shareholders and underwriters acting on their behalf against certain liabilities, including liabilities under the Securities Act, for material misrepresentations contained, or omissions not contained, in this Prospectus. The laws of certain states may require that sales of the Shares offered hereby be conducted solely through the brokers or dealers so registered in those states. DESCRIPTION OF SECURITIES AUTHORIZED CAPITAL. The authorized capital stock of the Company consists of 10,000,000 shares of common stock, $.01 par value, of which 2,130,308 had been issued and are outstanding as of March 31, 2001. The holders of common stock are entitled to receive such lawful dividends as may be declared by the Board of Directors. There are no redemption or sinking fund provisions applicable to any shares of common stock. All outstanding shares of common stock are fully paid and non-assessable. DIVIDENDS. The holders of the common stock are entitled to dividends as determined by the board of directors from legally available funds. All shares of common stock have equal rights to participate in any dividend, if, as and when declared by the board of directors. The Company has not paid any dividends and does not anticipate or contemplate paying dividends in the foreseeable future. Management of the Company presently intends to use earnings to finance future growth and development. VOTING RIGHTS. Stockholders are entitled to one vote, on all matters to be voted upon, for each share of common stock held. The shares do not have the right to cumulative voting for directors, meaning that holders of more than 50 percent of the shares voting for the election of directors can elect all of the directors if they choose to do so. LIQUIDATION RIGHTS. In the event of liquidation, dissolution or winding up of the Company, holders of common stock shall be entitled to receive pro rata all of the remaining assets of the Company that are available and distributable to the shareholders. PREEMPTIVE RIGHTS. Stockholders do not have a preemptive right by statute or under the Company's Articles of Incorporation or Bylaws, to acquire the Company's unissued shares of common stock. TRANSFER AGENT. OTC Stock Transfer, Inc., is transfer agent for the Company's common stock. Its address is P.O. Box 15600, 231 East 2100 South, Salt Lake City, Utah 84115, and its telephone number is (801) 485-5555. RESTRICTIONS ON TRANSFERABILITY OF COMMON STOCK. During the effectiveness of the Registration Statement of which this Reoffer Prospectus is a part, the Shares may be sold and transferred subject to the requirement that the Selling Shareholder and any underwriters acting on behalf of such Selling Shareholder deliver this Reoffer Prospectus to each offeree. -16- Page 30 of 31 After the Registration Statement ceases to be effective, Shares purchased from the Selling Shareholder or any underwriters acting on behalf of such Selling Shareholder may be resold and transferred without the filing of a subsequent registration statement. The award of Shares or options to purchase Shares under the Plan may be subject to contractual restrictions on transferability. Any such contractual restriction will be conspicuously noted on the certificates representing the effective securities. No Shares may be sold hereunder except in accordance with such contractual restrictions. As of the date of this prospectus, no contractual restrictions have been imposed on awards under the Plan. LEGAL MATTERS To the best of its knowledge, Gold Chain is not aware of any pending legal proceeding contemplated by a governmental authority, or concerning the Company's business or properties, that involves primarily a claim for damages in excess of ten percent of current assets excluding interest and costs. As of the date of this filing, Gold Chain is NOT a party to any legal proceeding, either as plaintiff or defendant, other than routine litigation incidental to its business. Thus, the financial statements have not been adjusted to reflect any material uncertainty regarding exposure to liability in legal proceedings. The legality of the Shares offered hereby will be passed upon for the Company by Carlos M. Chavez, Esq., Salt Lake City, Utah. EXPERTS The consolidated financial statements and schedules incorporated by reference in this Reoffer Prospectus and elsewhere in the Form S-8 Registration Statement have been audited by Andersen, Andersen and Strong, L.C., independent public accountants, as indicated in their reports with respect thereto. Reference herein is in reliance upon the authority of said firm as experts in giving said reports. Reference is made to said reports, which include an explanatory paragraph with respect to the realizability of the Company's investments in mineral properties as discussed in Note 3 to the financial statements. -17- Page 31 of 31 ===============================================================================
TEL:801-596-2267 FAX:801-596-2270 (Name, address, including zip code, and telephone number, including area code, of agent for service)